SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                               June 22, 2006
                               -------------
                              Date of Report
                    (Date of earliest event reported)


                            Gold Standard, Inc.
                            -------------------
           (Exact name of registrant as specified in its charter)



    UTAH                        001-08397                      87-0302579
    -----                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                       136 South Main Street, Suite #712
                         Salt Lake City, Utah 84101
                       -------------------------------
                   (Address of Principal Executive Offices)

                               (801) 328-4452
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
       (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     At a Special Meeting of the Board of Directors held June 22, 2006, the Board of Directors amended its Bylaws to opt out of the Utah Control Share Acquisition Act, Section 61-1-1, et. seq., so that any shares issued by the Company in a "control" share acquisition will be voting shares. A copy of the Amendment to Bylaws is attached hereto and incorporated herein by reference. See Item 9.01, Exhibit No. 3.

Item 7.01.  Regulation FD Disclosure.

     See Exhibit 99, Press Release dated July 10, 2006, a copy of which is attached hereto and incorporated herein by reference.

Item 8.01  Other Events.

     At the Special Meeting of the Board of Directors held June 22, 2006, the Board of Directors determined that it was in the best interests of the Company to cancel the following warrants issued to certain members of the Board of Directors or officers: Bret C. Decker, 160,000; Gerald Sneddon, 160,000; and Marlon U. Stones, 100,000. Each of these members of the Board of Directors or officers will receive $0.10 per warrant, with the funds therefor to be paid as soon as funds become available for such purpose.

     The Board of Directors also agreed to effect a reverse split of the Company's outstanding common stock on the basis of one share for every eight shares owned, while retaining the authorized shares at 100,000,000 shares and the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company. All fractional shares will be rounded up to the nearest whole share. The reverse split is subject to a mandatory exchange of stock certificates. The effective date of the reverse split is July 17, 2006.

     In connection with the reverse split, the Company was assigned the following Cusip Number: 380724 50 0. The Company has also applied for a new symbol with the National Association of Securities Dealers ("NASD").

     All stockholders are advised that there is no need to send in their respective stock certificate(s) and incur the transfer agent's $20 fee to exchange their shares until they wish to dispose of their respective shares; customarily, no fees are charged by a broker/dealer for transfer fees when stock certificates are deposited with a broker/dealer because the broker/dealer usually transfers the stock certificates that it receives to its Depository Trust Company account, as a matter of course. This may allow stockholders to avoid the transfer fees that are required on a mandatory exchange of stock certificates, now and in the future. The Company's records will reflect that the reverse split is effective on each current stock certificate number(s) and that the Cusip Number that appears on the stockholders' current stock certificate(s) will entitle each stockholder to the new post-split shares or any future capital adjustments that are made while retaining possession of their respective stock certificate(s); however, if the stockholders purchase or sell shares in the Company after July 17, 2006, they will be buying or selling post-split shares.

     If any stockholder desires to transfer their respective shares at this time, they are advised to (i) forward their respective stock certificates to American Registrar and Transfer Company ("American Registrar"), our transfer and registrar agent, whose address is 342 East 900 South, Salt Lake City, Utah 84111; (ii) include a required transfer fee of $20 per each free-trading stock certificate tendered, and $60 per each stock certificate that is imprinted with a "restricted" legend, that must be paid by the stockholder to American Registrar; and (iii) that no signature or Medallion signature guarantee will be required on any stock certificate where the stock certificate being tendered is being transferred into the same name.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

         3                       Amendment to Bylaws

        99                       Press Release


                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Gold Standard, Inc.


Date: 7/10/06                     /s/ Scott L. Smith
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                                 Scott L. Smith
                                 President and Director